Exhibit 23.1

Deloitte AG General-Guisan-Quai 38 8022 Zurich Switzerland Phone: +41 (0)58 279 6000 Fax: +41 (0)58 279 6600 www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated March 22, 2018, relating to the consolidated financial statements of Auris Medical Holding AG and its subsidiaries appearing in the Auris Medical Holding AG registration statement on Form F-1, Amendment No. 2 (No. 333-225676) and to the reference to us under the heading “Experts” in such prospectus.

Deloitte AG

/s/ Matthias Gschwend	/s/ Adrian Kaeppeli

Zurich, Switzerland

July 12, 2018